Exhibit 10.2

FIRST AMENDMENT TO REGULATORY SERVICES AGREEMENT

THIS FIRST AMENDMENT TO REGULATORY SERVICES AGREEMENT (the “First Amendment”) is made and entered into this 28th day of March, 2008, by and between The NASDAQ Exchange LLC, a Delaware limited liability company and assignee of The Nasdaq Stock Market, Inc. (“Nasdaq”), and the Financial Industry Regulatory Authority, Inc., a Delaware nonprofit corporation and successor in interest to NASD Regulation, Inc. (“FINRA”).

WITNESSETH:

WHEREAS, Nasdaq and FINRA entered into a Regulatory Services Agreement bearing an Effective Date of June 28, 2000 (“Agreement”);

WHEREAS, the Parties have reached agreement that Nasdaq will design and build the System used for regulation of The NASDAQ Options Market and that FINRA will provide its expertise and collaborate with Nasdaq on the development of certain algorithms to be incorporated into this System; and

WHEREAS, the Parties wish to clarify their respective rights and obligations with respect to this collaboration in this First Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt of which and sufficiency of which is hereby acknowledged, Nasdaq and FINRA hereby agree to amend the Agreement as set forth below. Capitalized terms used but not defined in the First Amendment shall have the meanings set forth in the Agreement.

1. Definitions. Section 1.01 of the Agreement is modified to add the following definitions:

“Alert Algorithm” will mean with respect to the NOM System, only (1) that portion of the code of the Software that is a set of sequenced and ordered steps that will be applied to data loaded into the System to generate regulatory alerts as outputs and (2) the specific parameters used by the Software as part of the steps to filter the data, as these parameters may be configured or modified from time to time along with the business rules behind the Software development of the Alert Algorithm. For the avoidance of doubt, the term Alert Algorithm will not include any other Software or Machines related to the NOM System, including without limitation, the user front interface of the System, Software for loading and storing data (including data bases) and data feeds used by the NOM System to access information.

“FINRA Algorithms” will mean those Alert Algorithms whose purpose is to generate alerts used by FINRA in the performance of its regulatory Services with respect to the NOM. A list of the FINRA Algorithms is attached to the First Amendment as Exhibit A, as such Exhibit may be amended from time to time as new FINRA Algorithms are developed consistent with the terms of the Agreement.

“NOM” will mean The NASDAQ Options Market operated by The NASDAQ Option Market, LLC.

“NOM System” will mean collectively the System or Systems to be designed and built by Nasdaq to conduct regulation of the NOM by FINRA. The NOM System, in Nasdaq’s sole discretion, may be designed to include other functionality in addition to that used by FINRA.

2. Proprietary Rights. Section 10.01 of the Agreement is hereby amended to renumber all of its existing provisions as subsection (1) and to add the following text as a new subsection (2):

(2) Notwithstanding anything to the contrary contained elsewhere in the Agreement, for purposes of determining the rights and obligations of the Parties, FINRA shall be deemed as having developed the FINRA Algorithms and any information related to the FINRA Algorithms that otherwise meets the definition of Intellectual Property under the Agreement shall be considered FINRA’s Intellectual Property, subject to Nasdaq’s right to a royalty-free license to use such Intellectual Property in the NOM System for the term of and in accordance with the terms of the Agreement. Except as set forth in the preceding sentence, this subsection 10.01(2) shall not modify or alter the rights and obligations of the Parties under the Agreement.

3. Effect of First Amendment. The definitions, terms and conditions of the Agreement shall remain in full force and effect except to the extent expressly modified by the First Amendment.

4. Counterparts. The First Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date set forth above.

The NASDAQ Exchange LLC (“Nasdaq”)		Financial Industry Regulatory Authority, Inc. (“FINRA”)

By:	/s/ Edward S. Knight	By:	/s/ Stephen Luparello
Name:	Edward S. Knight	Name:	Stephen Luparello
Title:	EVP, General Counsel & CRO	Title:	Sr. Exec Vice President
	Authorized Officer		Authorized Officer

Date :	3/28/08	Date:	April 8, 2008